                                 EXHIBIT 10.21



                              EMPLOYMENT AGREEMENT



                                    Between

                              INTERMET CORPORATION

                                      And

                             ----------------------

     THIS AGREEMENT, dated as of the 25th day of October, 1995 is made by and between INTERMET CORPORATION, a Georgia corporation having its principal place of business in Detroit, Michigan (the "Company"), and __________________________ (the "Executive").

     WHEREAS, the Company desires to continue the services of the Executive, and the Executive is willing to continue to render such services; and

     WHEREAS, in order to secure the continued services of the Executive, the Company believes it should provide the Executive with an agreement for severance payments.

     NOW, THEREFORE, the Company and the Executive agree as follows:

                           Termination of Employment
                           -------------------------

     1.1  Termination of Employment for Cause or Other Than for Good Reason.
          -----------------------------------------------------------------
If, before the end of the Contract Term, the Company terminates the Executive's employment for Cause or the Executive terminates employment other than for Good Reason, then the Company shall pay to the Executive in a lump sum immediately after the Date of Termination that portion of the Executive's then current annual base salary which is accrued but unpaid as of such Date of Termination. The Executive will not be entitled to receive any other compensation or benefits under this Agreement.

     1.2  Termination of Employment for Death or Disability.  If, before the end
          -------------------------------------------------
of the Contract Term, the Executive's employment terminates due to death or Disability, the Company shall pay to the Executive (or to the executive's estate), in accordance with Company policy following the Date of Termination:

          (a) that portion of the Executive's annual base salary which is accrued but unpaid as of the Date of Termination;

          (b) the amount of any Annual Bonus applicable to any Annual Bonus Period which ended prior to the Date of Termination, but which is unpaid as of the Date of Termination;

          (c) disability, life insurance, and other benefits as typically provided to an executive under the Company's employee welfare benefit plans as a result of such an executive's death or Disability; and

          (d) a pro rata portion of the Annual Bonus applicable to the Annual Bonus Period during which the Date of Termination occurs based upon actual performance for the Annual bonus Period (such pro rata bonus shall be based on the portion of such Annual bonus Period that expired prior to the Date of Termination, shall be payable following such Annual bonus Period in accordance with Company policy and shall be determined without regard to any reduction in earnings on account of interest paid on additional debt incurred by the Company in connection with any Change in Control).

          1.3  Termination of Employment by the Company Without Cause or By the
               ----------------------------------------------------------------
Executive for Good Reason.  If, before the end of the Contract Term, the
-------------------------
Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason, the Executive shall receive the following:

          (a) In a lump sum, that portion of the Executive's annual base salary which is accrued but unpaid as of the Date of Termination and any unpaid Annual Bonus applicable to any Annual Bonus Period which ended prior to the Date of Termination;

          (b) In monthly payments, the amount of the Executive's annual base salary (not taking into account any reductions which would constitute Good Reason) which would be payable for the period beginning on the Date of Termination and ending on the last day of the Contract Term;

          (c) Following the Annual Bonus Period during which the Date of Termination occurs and in accordance with Company policy, a pro rata portion of the Annual Bonus applicable to such Annual Bonus Period based upon actual performance for the Annual Bonus Period (Such pro rata bonus shall be based on the portion of such Annual Bonus Period that expired prior to the Date of Termination, shall be payable following such Annual Bonus Period in accordance with Company policy and shall be determined without regard to any reduction in earnings on account of interest paid on additional debt incurred by the Company in connection with any Change in Control); and

          (d) The benefits to which the Executive was entitled during the Contract Term. (The amount of any benefits shall be reduced or eliminated to the extent the Executive shall be entitled to duplicative benefits by virtue of his/her subsequent employment after the Date of Termination.)

          1.4  Other Termination Benefits.  In addition to any amounts or
               --------------------------
benefits provided upon termination of employment hereunder and except as otherwise provided herein, the Executive shall be entitled to any payments or benefits explicitly provided under the terms of any plan, policy or program of the Company or as otherwise required by applicable law.

                              Certain Definitions
                              -------------------


          2.1  "Annual Bonus" means the annual cash bonus paid to the Executive
                ------------
pursuant to the Company's annual bonus plan. During the Contract Term, the Company shall maintain an annual bonus plan that provides the Executive with benefits that are substantially equivalent to the benefits provided under the Company's current annual bonus plan.

          2.2  "Annual Bonus Period" means the annual period on which the
                -------------------
Executive's Annual Bonus is based.

          2.3  "Contract Term" means the period commencing on November 1, 1995
                -------------
and ending on April 30, 1997; provided, that, commencing May 1, 1996 the
                              --------  ----
Contract Term shall be automatically extended by one day on each day the Executive remains employed.

          2.4  "Date of Termination" means the date on which the Executive's
                -------------------
employment with the Company terminates.

          2.5  "Disability" means any medically determinable physical or mental
                ----------
impairment that can be expected to last for a continuous period of not less than six (6) months, and that renders the Executive unable to perform the duties required under this Agreement. The date of the determination of Disability is the date on which the Executive is certified as having incurred a Disability by a physician acceptable to the Company.

          2.6  "Cause" means (a) the Executive's committing any felony or other
                -----
crime involving dishonesty; (b) any serious misconduct in the course of the Executive's employment; or (c) the Executive's habitual neglect of the Executive's duties (other than on account of Disability), except that (d) Cause shall not mean:

               (1) bad judgement or negligence other than habitual neglect of duty;

          (2) any act or omission believed by the Executive in good faith to have been in or not opposed to the interest of the Company (without intent of the Executive to gain therefrom, directly or indirectly, a profit to which the Executive was not legally entitled); or

          (3) any act or omission with respect to which a determination could properly have been made that the Executive met the applicable standard of conduct for indemnification or reimbursement under the By-Laws of the Company, any applicable indemnification agreement or the laws and regulations under which the Company is governed, in each case in effect at the time of such act or omission.

          2.7  "Change in Control" means the occurrence of any of the following
                -----------------
events:

          (a) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board of Directors of the Company (the "Company Voting Securities") provided, however, that the event
                                       --------  -------
          described in this paragraph shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by the Company or, direct or indirect, majority-owned subsidiaries of the Company, (ii) by any employee benefit plan sponsored or maintained by the Company or any corporation controlled by the Company, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, (iv) pursuant to a Non-Control Transaction (as defined in paragraph (c)), (v) pursuant to any acquisition by the Executive or any group of persons including the Executive, or (vi) in which Company Voting Securities are acquired from the Company, if a majority of the Board of Directors of the Company approves a resolution providing expressly that the acquisition pursuant to this clause (vi) does not constitute a Change in Control under this paragraph (a);

          (b) individuals who, on October 25, 1995, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that (i) any person becoming a director subsequent to October 25, 1995, whose election, or nomination for election, by the Company's shareholders was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this paragraph (b), considered as though such person were a member of the Incumbent Board; provided, however,
                                                            --------  -------
          that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors shall be deemed to be a member of the Incumbent Board;

          (c) the consummation of a merger or consolidation or similar form of corporate reorganization, or sale or other disposition of all or substantially all of the assets, of the Company (a "Business Combination") is consummated, unless immediately following such Business Combination: (i) more than 50% of the total voting power of the corporation resulting from such Business Combination (including, without limitation, for purposes of making such 50% determination, any shares owned through any entity which directly or indirectly has beneficial ownership of the Company Voting Securities or all or substantially all of the Company's assets) eligible to elect directors of such corporation is represented by shares held by shareholders of the Company immediately prior to such Business Combination (either by remaining outstanding or being converted), (ii) no person (other than any holding company resulting from such Business Combination, any employee benefit plan sponsored or maintained by the Company (or the corporation resulting from such Business Combination), or any person which beneficially owned, immediately prior to such business Combination, directly or indirectly, 30% or more of the Company Voting Securities) becomes the beneficial owner, directly or indirectly of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or action of the Board of Directors, providing for such Business Combination (a "Non-Control Transaction"); or

          (d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which, by reducing the number of Company Voting Securities outstanding, increases the percentage of shares beneficially owned by such person; provided, that if a Change in Control would occur as a result of
             --------  ----
such an acquisition by the Company (if not for the operation of this sentence), and after the Company's acquisition such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, then a Change in Control shall occur.

          2.8  "Good Reason" means the occurrence of any one of the following
                -----------
events:

          (a) assignment to the Executive of any duties materially and adversely inconsistent with the Executive's current position (or such other position to which he/she may be promoted) (but excluding a diminution of title which does not result in a diminution of status, offices, or responsibilities), or any other action by the Company which results in a material and adverse change in position, status, offices, titles or responsibilities;

          (b) the failure of the Company to assign this Agreement to a successor to the Company,

          (c) any reduction in the Executive's annual base salary, or

          (d) any material adverse change to the terms and conditions of the Executive's employment under this Agreement,

if the Company fails to cure such event within thirty (30) days after written notice from the Executive; provided, however, that if the event is intentional, knowing or repeated, the Executive shall not be required to provide written notice or an opportunity to cure.

                             Restrictive Covenants
                             ---------------------

          3.1  Trade Secrets, confidential and Proprietary Business Information
               ----------------------------------------------------------------

          (a) The Company has advised the Executive and the Executive acknowledges that it is the policy of the Company to maintain as secret and confidential all Protected Information (as defined below), and that Protected Information has been and will be developed at substantial cost and effort to the Company. "Protected Information" means trade secrets, confidential and proprietary business information of the Company, any information of the Company other than information which has entered the public domain (unless such information entered the public domain through the efforts of or on account of the Executive), and all valuable and unique information and techniques acquired, developed or used by the Company relating to its business, operations, employees and customers, which give the Company a competitive advantage over those who do not know the information and techniques and which are protected by the Company from unauthorized disclosure, including by not limited to, customer lists (including potential customers), sources of supply processes, plans, materials, pricing information, internal memoranda, marketing plans, internal policies, and products and services which may be developed from time to time by the Company and its agents or employees.

          (b) The Executive acknowledges that the Executive will acquire Protected Information with respect to the Company and its successors in interest, which information is valuable, special and a unique asset of the Company's business and operations and that disclosure of such Protected Information would cause irreparable damage to the Company.

          (c) The Executive shall not, directly or indirectly, divulge, furnish or make accessible to any person, firm, corporation, association or other entity (otherwise than as may be required in the regular course of the Executive's employment) nor use in any manner, either during or after termination of employment by the Company and Protected Information or cause any such information of the Company to enter the public domain.

          3.2  Non-Competition.
               ---------------

          (a) The Executive agrees that the Executive shall not during the Executive's employment with the Company, and, if the Executive's employment is terminated for any reason other than termination of employment without Cause or for Good Reason, thereafter for a period of one (1) year, directly or indirectly, in any capacity, engage or participate in or become employed by or render advisory or consulting or other services in connection with any Prohibited Business as defined below.

          (b) The Executive agrees that the Executive shall not during the Executive's employment with the Company, and, if the Executive's employment is terminated for any reason, thereafter for a period of one (1) year, make any financial investment, whether in the form of equity or debt, or own any interest, directly or indirectly, in any Prohibited Business. Nothing in this Section 7.02 shall, however, restrict the Executive from making any investment in any Company whose stock is listed on a national securities exchange or actively traded in the over-the-counter market; provided that (i) such investment does not give the Executive the right or ability to control or influence the policy decisions of any Prohibited Business, and (ii) such investment doe snot create a conflict of interest between the Executive's duties hereunder and the Executive's interest in such investment.

          (c) "Prohibited Business" shall be defined as any business and any branch, office or operation thereof, which is a direct and material competitor of the company wherever the Company does business, in the United States or abroad, and which has established or seeks to establish contact, in whatever form (including but not limited to solicitation of sales, or the receipt or submission of bids) with any entity who is at any time a client, customer or supplier of the Company (including but not limited to all subdivisions of the federal government).

          (d) Notwithstanding any other provisions in this Section 3.2, this
          Section 3.2 shall not apply if the Executive's employment with the Company terminates for any reason during the one-year period following a Change in Control.

          3.3  Undertaking Regarding Employees.  From the date hereof until two
               -------------------------------
years after the Executive's Date of Termination, the Executive shall not, directly or indirectly, (a) encourage any employee of the Company or its successors in interest to leave their employment with the Company or its successors in interest; or (b) employ, hire, solicit or, cause to be employed or hired or solicited (other than by the Company or its successors in interest), or establish a business with, or encourage others to hire, any person who within two (2) years prior thereto was employed by the Company or its successors in interest, to leave their employment with the Company or its successors in interest.

          3.4  Disclosure of Employee-Created Trade Secrets, Confidential and
               --------------------------------------------------------------
Proprietary Business Information.  The Executive agrees to promptly disclose to
--------------------------------
the Company all Protected Information developed in whole or in part by the Executive during the Executive's employment with the Company and which relate to the Company's business. Such Protected Information is, and shall remain, the exclusive property of the Company. All writings created during the Executive's employment with the Company (excluding writings unrelated to the Company's business) are considered to be "works-for-hire" for the benefit of the Company and the Company shall own all rights in such writings.

                                   Successors
                                   ----------

          4.1 The Company shall cause this Agreement to be binding on any successor to the Company.

                                    INTERMET CORPORATION


                                    /s/ John Doddridge
                                    ------------------------
                                    By: JOHN DODDRIDGE



                                    ------------------------
                                    By: